Exhibit 99.1

The Original Soupman, Inc. and subsidiaries and
Soup Kitchen International, Inc.

Consolidated Audited Financial Statements

December 31, 2009

Salt Lake Office: 5296 South Commerce Drive, Suite 300 Salt Lake City, Utah 84107-5370 Telephone: (801)281-4700	Hong Kong Office: Max Share Centre, 373 King’s Road North Point, Hong Kong Telephone: 852-21-555-333	Kaysville Office: 1284 Flint Meadow Drive, Suite D Kaysville, Utah 84037-9590 Telephone: (801)927-1337

The Original Soupman, Inc., subsidiaries, and Soup Kitchen International, Inc.

Consolidated Audited Financial Statements

From inception (March 24, 2009) through December 31, 2009

The Original Soupman, Inc., and subsidiaries, and Soup Kitchen International, Inc.

Consolidated Audited Financial Statements

From inception (March 24, 2009) through December 31, 2009

Independent Accountants’ Review Report

To the Shareholders
The Original Soupman, Inc., and its subsidiaries, and Soup Kitchen International, Inc.
Staten Island, New York 10314

We have audited the accompanying balance sheet of The Original Soupman, Inc., and subsidiaries, and Soup Kitchen International, Inc., (the Company) as of December 31, 2009 and the related statement of operations, changes in shareholders’ equity (deficit) and cash flows for the period from inception (March 24, 2009) through December 31, 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting, as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Original Soupman, Inc., and subsidiaries, and Soup Kitchen International, Inc. as of December 31, 2009 and the results of its operations and its cash flows for the period from inception (March 24, 2009) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements referred to above have been prepared assuming the Company will continue as a going concern.  As discussed in Note 11 to the consolidated financial statements, the Company has recurring losses and negative working capital.  These factors raise substantial doubt that the Company will be able to continue as a going concern.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
January 18, 2011

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Consolidated Balance Sheet
As of December 31, 2009

Current Assets
Cash and cash equivalents	$184,958
Accounts receivable, net of allowance of $91,081	305,285
Inventory	13,327
Prepaid expenses and other current assets	18,232
Total current assets	521,802

Property, plant and equipment, net	51,277
Security deposits	4,800
Intangible assets	117,834
Total assets	$695,713

Current liabilities:
Accounts payable	$607,046
Accrued liabilities	2,469,263
Current portion of long-term debt	2,365,050
Notes payable	37,500
Current portion of equipment loans	52,222
Deferred franchise fee income	118,750
Total current liabilities	5,649,831

Equipment loans, net of current portion	53,744
Long-term debt	1,305,172
Convertible notes payable	310,000
Total liabilities	7,318,747

Shareholder’s equity (deficit)
Non-controlling interest in consolidated entities	(2,567,608)
Common stock $.001 par value, 15,000,000
shares authorized, 2,125,000 issued and
outstanding	2,125
Retained earnings (deficit)	(4,057,551)
Total shareholders’ equity (deficit)	(6,623,034)

Total liabilities and shareholders’ equity	$695,713

The Accompanying Notes are an Integral Part of these Financial Statements

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Consolidated Statement of Operations
From inception (March 24, 2009) through December 31, 2009

Revenues:
Soup Sales	$174,728
Total Revenues	174,728

Cost of Goods Sold
Cost of Goods Sold	102,240
Total Cost of Goods Sold	102,240

Gross Profit	72,488

OPERATING EXPENSES
Sales and Marketing	4,940
Payroll Expenses and Benefits	71,275
Other General and Administrative	129,369
Total Operating Expenses	205,584

Net Loss from Operations	(133,096)

OTHER INCOME (EXPENSE)
Impairment of Long-Lived Assets	(3,923,003)
Interest Income	76
Interest Expense	(1,528)
Total Other Income (Expense)	(3,924,455)

Net Loss before Taxes	(4,057,551)
Income Tax Benefit (Expense)	-
Net Loss	$(4,057,551)

The Accompanying Notes are an Integral Part of these Financial Statements

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Consolidated Statement of Changes in Shareholders’ Equity (Deficit)
From inception (March 24, 2009) through December 31, 2009

	Common Stock		Non-Controlling	Retained Earnings (Deficit)
	Shares	Amount	Interest in consolidated entities		Total Shareholders’ Equity/(Deficit)

Balance 3/24/2009	-	$-	$-	$-	$-

Common stock issued	2,125,000	2,125	-	-	2,125

FMV of net assets (liabilities) attributable to non-controlling interest upon acquisition			(2,567,608)		(2,567,608)
Net loss for the period				(4,057,551)	(4,057,551)

Balance 12/31/2009	2,125,000	$2,125	$(2,567,608)	$(4,057,551)	$(6,623,034)

The Accompanying Notes are an Integral Part of these Financial Statements

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Consolidated Statement of Cash Flows)
From inception (March 24, 2009) through December 31, 2009

OPERATING ACTIVITIES
Net income (loss)	$(4,057,551))
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock issued for expenses	2,125
Impairment of long-lived assets	3,923,003
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(38,067)
Decrease (increase) in inventory	(13,327)
Decrease (increase) in prepaid expenses	(12,465)
Increase (decrease) in accounts payable	29,682
Increase (decrease) in accrued liabilities	17,307
Net cash provided by (used in) operating activities	(149,293)

INVESTING ACTIVITIES
Net cash paid for acquisition of Soup Kitchen’s net assets	(13,249)

Net cash provided by (used in) investing activities	(13,249)

FINANCING ACTIVITIES
Increase in convertible notes payable	310,000
Increase in long-term debt	37,500
Net cash provided by (used in) financing activities	347,500

Net increase (decrease) in cash	184,958
Cash at beginning of period	-

Cash at end of period	$184,958

The Accompanying Notes are an Integral Part of these Financial Statements

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009

Note 1.  Consolidated Entity and Major Transactions

Principles of Consolidation

The consolidated financial statements include the accounts of The Original Soupman, Inc. (“OSM”) (the Company) Soup Kitchen International, Inc. (Soup Kitchen) and the wholly owned or majority owned subsidiaries of OSM; Kiosk Concepts, Inc. (“Kiosk”), International Gourmet Soups, Inc. (“International”), together “the Companies”.  OSM owns 80% of Kiosk and 100% of International, as a result of the purchase of substantially all of the assets of Soup Kitchen on December 29, 2009.  OSM and Soup Kitchen remain separate legal entities, and OSM retained no legal ownership in Soup Kitchen though the acquisition was accounted as a business combination, under the purchase method of accounting, as explained below.  However due to the guarantee by OSM of certain debt of Soup Kitchen and the obligation of OSM to make certain royalty payments to Soup Kitchen, their financial statements are required to be consolidated for accounting purposes only. Such consolidation has no effect upon their separate legal existence. All intercompany balances have been eliminated in consolidation.

Business Activity

OSM manufactures and sells soup to grocery chains and other outlets.  Kiosk is the franchisor of gourmet soup retail outlets branded under the name "The Original Soupman".  International is a soup manufacturer and a wholesaler and is currently inactive.  Soup One and Soup Rock were both New York city retail outlet stores that sold soup to the public and were companies owned by Soup Kitchen that have been sold or otherwise discontinued. All of the assets of Soup One were sold on December 17, 2008 and Soup Rock ceased operations in May of 2009.

Major Transactions and History

On April 27, 2004, International entered into an agreement with Al Yeganeh ("AY") under which AY would further develop and reformulate certain recipes of International as well as his own recipes.  This agreement was transferred to Soup Kitchen at the end of 2004 and to OSM on December 29, 2009.  In return AY was to receive a single rights payment of $150,000, annual minimum payments through 2014, increasing from $125,000 to $225,000 and royalty payments based on a sliding percentage of sales of soup made by all companies. Additionally, AY is to receive royalty payments equal to 3% of franchise fees and has an ownership interest in Kiosk equal to 20% of its authorized common stock.

On January 6, 2005, International merged with IGS Acquisition, Inc., a wholly owned subsidiary of Soup Kitchen.  International continued as the surviving corporation of the merger and became a wholly owned subsidiary of Soup Kitchen.  As a result of the merger, stockholders of International common stock received an equal number of Soup Kitchen’s common stock.  Similarly, stockholders of International’s preferred stock received an equal number of Soup Kitchen’s Class A preferred stock.

On December 29, 2009, OSM purchased all of the assets of Soup Kitchen and its subidiaries for $100,000 and the guaranty of secured debt Soup Kitchen of $3,670,000.  In addition, OSM is to pay to Soup Kitchen royalties of 1% of all OSM sales for the next five years.  The net liabilities of the subsidiaries purchased represented an additional amount of unsecured debt of $ 252,781 assumed as part of the purchase of Soup Kitchen and its subsidiaries.   The business combination was accounted for under ASC Topic 805 as an acquisition, and accordingly, the purchase price was allocated to the assets and liabilities acquired and/or assumed at fair value.  Resulting goodwill was recorded on the consolidated financial statements totaling $3,923,003, and was evaluated for impairment under ASC Topic 350 based on business appraisals obtained during 2009 of Soup Kitchen and all of its subsidiaries.  The entire amount of goodwill was impaired based on the analysis and recorded in other income/expenses under “Impairment of long-lived assets”.  The guaranty of the secured debt was a major part of the acquisition, since the assets acquired by OSM comprised substantially all of the income producing assets of Soup Kitchen, creating an obligation on the part of OSM that is substantially certain to be incurred. In

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009

Note 1.  Consolidated Entity and Major Transactions (continued)

addition, the assets securing the debt were the assets obtained in the acquisition.  These factors and others, including the agreement between the parties that OSM is to pay the 1% royalty to Soup Kitchen, making up most, if not all, of the anticipated ongoing revenues of Soup Kitchen, causes Soup Kitchen to be so financially dependent on OSM, after the acquisition, that Soup Kitchen is considered a Variable Interest Entity under
ASC Topic 810-10. Accordingly, the remaining post-acquisition net assets of Soup Kitchen have been consolidated with OSM’s net assets as of December 29, 2009.  However, as noted above, each entity still maintains its separate legal existence. All of those net assets (liabilities) are attributed to non-controlling interests of $(2,567,608), as shown on the Statement of Shareholders’ Equity.  Pro-forma financial information relating to the consolidated businesses of Soup Kitchen and OSM, as if the acquisition had occurred on January 1, 2008, is provided in Note 12 to the Consolidated Financial Statements.  Since the acquisition occurred on December 29, 2009, the Consolidated Statement of Operations includes the results of operations of OSM from inception (March 24, 2009) to December 31, 2009 and the results of operations, which were minimal, of Soup Kitchen and its acquired subsidiaries from December 29, 2009 to December 31, 2009.  Pro-forma information presented for 2008 includes financial information of Soup Kitchen only, since OSM did not exist until March, 2009.

Note 2.  Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Revenue Recognition

OSM and International recognize sales when products are shipped and the risk of ownership is transferred to the customer.  Soup One and Soup Rock recognize sales when the products are sold to its customers.  Kiosk recognizes revenue from individual franchise sales when substantially all significant services to be provided by
Kiosk have been performed.  When an individual franchise is sold, Kiosk agrees to provide certain services to the franchisee. Generally, these include assistance in the site selection, training personnel, advertising, construction plans, initial soup supplies and continuing supervision. Additionally, continuing royalty fees are charged to the franchisee at the rate of 5 % of the franchisee's gross sales.  Kiosk also sells soup products directly to franchise units.  Kiosk recognizes the revenue on the sale to the franchise units once the products are shipped from the producer, at which time the risk of loss is transferred to the customer.

Credit Risk

OSM does not require collateral but instead assesses the financial strength of its customers and franchisees. Based on such assessment, OSM has provided a general allowance for doubtful accounts of $91,081 as of December 31, 2009. OSM believes that its credit risk exposure based upon the financial strength of its customers and franchisees, other than disclosed above, is limited.

Cash Equivalents

OSM considers all debt, cash instruments and securities with original maturities of three months or less, when purchased, to be cash equivalents.

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009

Note 2.   Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment is stated at cost. The costs of additions and betterments are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Machinery and equipment	5-7 years
Transportation equipment	5 years
Office equipment	5 years

Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

Intangible Assets

International accounts for goodwill and intangible assets utilizing ARC Topic 350 “Goodwill and Other Intangible Assets”.  This requires, among other things, the discontinuance of goodwill amortization.  In addition, the standard includes provisions for the reclassification of certain existing recognized intangibles, reclassification of certain intangibles out of previously reported goodwill and the identification of reporting units for purposes of assessing potential future impairment of goodwill.  ARC Topic 350 also required the company to complete a transitional goodwill impairment test six months from the date of adoption.  Amortization of intangible assets is provided utilizing the straight-line method over the estimated lives of the respective assets as follows:

Soup formula	10 years
Recipes	10 years
Customer list	5 years

Impairment of Long-Lived Assets

The OSM reviews long-lived assets held and used for possible impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. As noted under “Major Transactions” in Note 1, the Consolidated Statement of Operations shows an Impairment of Long-Lived Assets of $3,923,003, which is the result of the treatment of Soup Kitchen as a Variable Interest Entity. The consolidated net loss for the period from inception would have been $134,548, excepting the goodwill impairment.

Variable Interest Entities

According to ASC Topic 810, a variable interest entity is a legal entity other than an individual used for business purposes that either (a) has equity investors that do not provide sufficient financial resources for the entity to support its activities, or (b) has equity investors that lack certain characteristics of controlling interest.

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009

Note 2.   Summary of Significant Accounting Policies (continued)

A legal entity is required to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or is entitled to receive a majority of the entity's residual returns or both. ASC Topic 810 also requires disclosures about variable interest entities that a company is not required to consolidate but in which it has a significant variable interest. Management has tested for potential variable interest entities and has determined that due to the guaranty of the obligations of Soup Kitchen and the obligation to pay certain royalties to Soup Kitchen that Soup Kitchen is a Variable Interest Entity of OSM and its financials must be consolidated with those of OSM.

Income Taxes

The Companies account for income taxes utilizing ARC 740 "Income Taxes" which requires that the Company follow the liability method of accounting for income taxes. The liability method provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as ''temporary differences."

The principal temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting is as follows:

Goodwill is amortized over 15 years for tax purposes.  This creates temporary differences that will be deductible when amortized.

For federal income tax purposes, the Companies (excluding Soup Kitchen) file as part of a consolidated group. The Companies file single-entity State and Local corporate income tax returns.  Corresponding income tax liabilities and refunds, as well as deferred taxes as recorded on the books.

Accounting Method

The Companies financial statements are prepared using the accrual method of accounting, in accordance with accounting principles generally accepted in the United States of America.

Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts of assets and liabilities, as well as footnote disclosures included in the financial statements and accompanying notes.  Actual results may differ from those estimates and such differences may be material to the financial statements. Estimates that may change significantly in the near term include fair values of financial instruments, allowances for bad debts and contingencies, if any.

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009

Note 2.   Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements

In June 2009 the FASB established the Accounting Standards Codification (“Codification” of “ASC”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in accordance with generally accepted accounting principles in the United States (“GAAP”).  Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) issued under authority of federal securities laws are also sources of GAAP for SEC registrants.  Existing GAAP was not intended to be changed as a result of the Codification and, accordingly, the change did not impact our financial statements.  The ASC does change the way the guidance is organized and presented.

Accounting Standards Update (“ASU”) ASU No. 2009-05 (ASC Topic 820), which amends Fair Value Measurements and Disclosures – Overall, ASU No. 2009-13 (ASU Topic 605), Multiple-Deliverable Revenue Arrangements, ASU No. 2009-14 (ASU Topic 985), Certain Revenue Arrangements that include Software Elements, and various other ASU’s No. 2009-2 through ASU No.2010-26 contain technical corrections to existing guidance or affect guidance to specialized industries or entities were recently issued.  These updates have no current applicability to the Company or their effect on the financial statements would not have been significant.

Note 3.  Property and Equipment

Property and equipment as of December 31, 2009 is summarized as follows:

Machinery and equipment	$-
Transportation equipment	37,426
Office equipment	13,851
Leasehold improvements	-
Accumulated depreciation and amortization	-
Total property and equipment	$51,277

There was no depreciation expense related to property and equipment for the period from December 29,2009 to December 31, 2009 as the assets were purchased as part of the assets purchased from Soup Kitchen on December 29, 2009. Accordingly, the charge for depreciation was nominal.

Note 4.  Subsequent Events

The Company has evaluated subsequent events from the balance sheet date, December 31, 2009, through the date these financial statements were issued.

Subsequent to December 31, 2009, OSM has continued to raise significant amounts of investment, as part of its Private Placement (see Note 6), in the form of convertible promissory notes.

On May 25, 2010, Soup Kitchen received a petition for involuntary bankruptcy under Chapter 7 (title 11 of the United Stated Code).  Soup Kitchen has answered the petition and is awaiting a hearing.

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009

Note 5.  Intangible Assets

Intangible assets as of December 31, 2009 are summarized as follows:

2009
Soup formula	$50,335
Recipes	67,500
$117,835

There was no amortization expense for the year ended December 31, 2009 as the assets were purchased as part of the assets purchased from Soup Kitchen on December 29, 2009. Accordingly, the charge to amortization expense was nominal.

Note 6.  Notes Payable

OSM has the following notes payable:

There are three equipment notes to equipment financing entities for a total of $105,966. The first note was entered into on January 13, 2006. The note is a six-year note, due January 13, 2012, with an 8% fixed interest rate. The note is paid in monthly installments of $503 and has a balance of $11,568, as of December 31, 2009.  The second note was entered into on January 12, 2006. The note is a five-year note, due January 12, 2011, with monthly installments of $1,234. The note carries a fixed interest rate of 7.7%. The balance of the note at December 31, 2009 is $17,596. The third note was entered into on January 22, 2008, with Castleton Capital, and bears a 50 month term at a fixed interest rate of 19.239% with monthly required installments of $3,559. The note has a balance of $76,801 on December 31, 2009.

$310,000 of 7% Convertible Secured Notes due November 30, 2014.  These Notes were issued under a Private Placement, dated in 2009, by OSM. The principal and accrued interest shall be convertible, at the option of the payee, into common stock of OSM at a conversion price equal to one share of common stock for each dollar ($1.00) of principal and accrued interest.  Upon an initial public offering of OSM’s common stock or when the stock of OSM is publically traded, the principal and interest of the note will automatically convert into common stock of OSM at the conversion price equal to one share of common stock for each one dollar ($1.00) of principal and accrued interest.

A former associate, Gourmet Sales and Marketing, Inc. has advanced OSM $37,500 in the form of a demand note which is outstanding as of December 31, 2009. The loan bears no interest and is expected to be paid in the next twelve months.

Soup Kitchen has the following notes payable, which have been guaranteed by OSM:

The former chairman of the Board of Directors of Soup Kitchen has loaned a total of $1,565,000 under three promissory note agreements dated April 11, 2007, June 17, 2008, and October 1, 2008 for $962,000, $538,000, and $65,000, respectively. All three notes had a maturity date of June 17, 2009. The first two notes bear an interest rate of the prime rate plus one percent. The third loan bears an interest rate of 6%. No payments have been made as of December 31, 2009 and the total balance of $1,892,751, which includes accrued interest, is in default. This note was part of the debt guaranteed by OSM as part of the acquisition of the assets of Soup Kitchen and its subsidiaries, and is secured by the assets of OSM, in accordance with the purchase agreement.

The President of Soup Kitchen loaned a total of $25,000 with a maturity date of June 17, 2009 and an interest rate of 6%. A key employee lent a total of $50,000 with a maturity date of June 17, 2009 and an interest rate of 6%.

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009

Note 6.  Notes Payable (continued)

A key employee loaned a total of $92,500 with a maturity date of June 17, 2009 and an interest rate of 6%. Accrued interest has been added to principal and the balances of the loans on December 31, 2009 were $27,009, $54,019, and 100,367, respectively. As of December 31, 2009, all of the loans are in default. These notes were part of the debt guaranteed by the Company as part of the acquisition of the assets of Soup Kitchen and its subsidiaries, and were secured by the assets of OSM, in accordance with the purchase agreement.

Soup Kitchen entered into a promissory note with a law firm under which $341,139 was owed for outstanding fees. This is a non-interest bearing loan and is due on demand. The balance as of December 31, 2009 was $290,902. This note was part of the debt guaranteed by OSM as part of the acquisition of the assets of Soup Kitchen and its subsidiaries, and is secured by the assets of OSM, in accordance with the purchase agreement.

In 2008, Soup Kitchen became delinquent to it’s primary soup vendor for outstanding purchases and entered into a promissory note payable in the amount of $1,200,000 for a major portion of the amount past due, at the time. This note has a fixed interest rate of 7% and has a maturity date of July 1, 2011.  As of December 31, 2009, no payments had been made on this note and amounts owed under this note totaled $1,305,172, with accrued interest. This note was part of the debt guaranteed by OSM as part of the acquisition of the assets of Soup Kitchen and its subsidiaries, and is secured by the assets of OSM, in accordance with the purchase agreement.

Principle maturities for the five years succeeding December 31, 2009 are as follows (includes all consolidated enteries):

2010	$2,454,772
2011	1,349,113
2012	9,803
2013	-
2014	310,000
$4,123,688

Note 7.  Related Party Transactions

Soup Kitchen has outstanding loans from key employees and former board members as described in Note 6 above totaling $2,074,146.

Note 8.  Commitments and Contingencies

The OSM is obligated to pay AY, the minority stockholder of Kiosk, quarterly payments for ongoing services through June 30, 2014 (as described in Note 1, Major Transactions). The annual payments are as follows:

Years Ending December 31:
2010	$225,000
2011	225,000
2012	225,000
2013	225,000
2014	112,500
$1,012,500

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009

Note 8.  Commitments and Contingencies (continued)

Kiosk entered into a two-year non-cancellable facility lease agreement in March 2009, which was assumed by OSM as part of the acquisition of Soup Kitchen disclosed in Note 1.  Payments start at $2,000 per month and increase to $2,575 per month by the end of the lease.   The minimum required payments are as follows:

Years Ending December 31:
2010	$30,550
2011	5,150
$35,700

Note 9.  Deferred Franchise Fee Income

Kiosk has realized deferred franchise fee income in the amount of $118,750 as of  December 31, 2009.  Deferred franchise fees result from advance payments received from new franchises when the agreement is signed.  However, the Company must first perform the required services in order to record the payments as revenue.  Often these payments are made before locations for stores have been identified.  These obligations were acquired from Soup Kitchen as part of the asset purchase business combination that took place on December 29, 2009.

Note 10.  Income Taxes

OSM recognizes the tax effects of transactions in the year in which such transactions enter into the determination of net income, regardless of when reported for tax purposes.  Deferred taxes are provided in the financial statements under FASC 740, “Accounting for Income Taxes”, to give effect to the resulting temporary differences which may arise from differences in the bases of fixed assets, depreciation methods, allowances, and start-up costs based on the income taxes expected to be payable in future years.

The components of the provision (benefit) for income taxes at December 31, 2009:

2009
Current - Federal	$-
Current - State	-
Income Tax Expense (Benefit)	$-

A reconciliation of the income tax provision (benefit) to the amount expected using the U.S. Federal (34%) and applicable weighted average State (9%) statutory rates follows:

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009

Note 10.  Income Taxes (continued)

2009
Expected amount using:
U.S. Federal statutory rate (35%)	$(1,412,580)
State statutory rate (9%)	(363,235)
Effect of graduated rates	-
Change in valuation allowance	1,775,814
$-

Deferred tax assets (liabilities) consisted of the following at December 31, 2009.

2009

Net operating loss carryforward	$49,693
Impairment of long-lived assets	1,726,121
Valuation allowance	(1,775,814)
$-

Note 11. Going Concern

OSM's financial statements have been presented on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. At December 31, 2009, OSM and susidiaries, and Soup Kitchen had a retained deficit of $4,057,551 and current liabilities in excess of consolidated current assets of $5,128,029, which includes liabilities of Soup Kitchen totaling $4,543,228 that have either been guaranteed by OSM or that have been included with OSM’s liabilities on the consolidated financial statements due to Soup Kitchen’s status as a Variable Interest Entity. During the year ended December 31, 2009, OSM realized negative cash flows from operations of $149,293. These factors create an uncertainty about the Company's ability to continue as a going concern. Management’s plans with regards to this uncertainty include the continued raising of capital (see Note 4) under its private placement, the restructuring of its sales processes to increase sales and decrease associated costs and substantial reduction of administrative expenses. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 12. Warrants

Soup Kitchen has outstanding warrants related to preferred stock classes B, C, and E totaling 735,000 in 2008, and outstanding warrants related to OSM’s convertible notes totaling 23,800 in 2009, with an aggregate total of 758,800 outstanding warrants as of December 31, 2009.  All outstanding warrants have an exercise period of five years from issuance at an exercise price of $1.25 per warrant. The warrants issued contain “cashless” exercise provisions which are available under certain portion of

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009

Note 12. Warrants (continued)

circumstances.  In a “cashless” exercise, a warrant is exchanged for a lesser number of shares because the shares are used as consideration to pay the exercise price. The warrants do not confer upon holders any voting or any other rights as a stockholder of OSM or Soup Kitchen.

Warrants issued with preferred stock were recorded as additional paid-in-capital at the estimated fair market value of $735,000 in 2008.  The warrants issued with convertible debt were deemed to have nominal effect on interest expense due to the immaterial value of the underlying stock and included the following assumptions:

December 31, 2009
Value of underlying common stock (per share)	$0
Risk free rate	4.3%
Expected term	5 years
Dividend yield	0%
Volatility	25%

Note 13. Pro Forma Financial Information

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009
Pro Forma Statement of Operations
For the year ended December 31, 2009

	The Original Soupman, Inc.	Soup Kitchen International		Eliminating	The Original Soupman, Inc.
		and subsidiaries		Entries	and subsidiaries

Revenues:
Soup Sales	$174,728	$2,031,306			$2,206,034
Franchise Fees		155,400			155,400
Royalties		215,148	2	(22,606)	192,542
Total Revenues	174,728	2,401,854			2,553,976

Cost of Goods Sold
Cost of Goods Sold	102,240	1,857,852			1,960,092
Total Cost of Goods Sold	102,240	1,857,852			1,960,092

Gross Profit	72,488	544,002			593,884

OPERATING EXPENSES
Sales and Marketing	4,940	62,815			67,755
Depreciation and Amortization	-	40,000			40,000
Royalties Expense	-	247,606	2	(22,606)	225,000
Payroll Expenses and Benefits	71,275	523,327			594,602
Other General and Administrative	107,760	883,169			990,929
Total Operating Expenses	183,975	1,756,917			1,918,286

Net Loss from Operations	(111,487)	(1,212,915)			(1,324,402)

OTHER INCOME (EXPENSE)
Impairment of long-lived assets	(3,923,003)	-	1	3,923,003	-
Gain on sale of net assets	-	3,923,003	1	(3,923,003)	-
Other Income	-	35,927			35,927
Gain on sale of fixed asset	-	26,950			26,950
Loss on disposals of fixed asset	-	(1,199,642)			(1,199,642)
Interest Income	76	700			776
Interest Expense	(1,528)	(330,617)			(332,145)
Total Other Income (Expense)	(3,924,455)	2,456,321			(1,468,134)

Net Income (Loss) before taxes and discontinued operations	(4,035,942)	1,243,406			(2,792,536)

Income Tax Benefit (Expense)	-	-			-
Net Income (Loss) from continuing operations	(4,035,942)	1,243,406			(2,792,536)

Loss from discontinued operations	-	(31,898)			(31,898)
Gain/(loss) on sale of discontinued operations	-	(252,652)			(252,652)

Net Income (Loss)	(4,035,942)	958,856			(3,077,086)
Net Income (loss) attributable to non-controlling interest		(230,571)			(230,571)

Net Income (Loss) attributable to controlling interest	$(4,035,942)	$1,189,427			$(2,846,515)

Note 13. Pro Forma Financial Information (continued)

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009
Pro Forma Balance Sheet
December 31, 2008

	Soup Kitchen	Subsidiaries		Eliminating	Consolidated
	International			Entries
ASSETS
Current Assets
Cash and cash equivalents	$8,195	$7,095			$15,290
Accounts receivable, net of allowance of $151,514	389,072	58,526			447,598
Inventory	102,468	28,723			131,191
Prepaid expenses	38,232	3,932			42,164
Total current assets	537,967	98,276			636,243

Property, plant and equipment, net
of depreciation of $778,478	1,010,162	327,288			1,337,450
Security deposits	94,678	-			94,678
Intangible assets, net of amortization of $222,500	-	157,835			157,835
Due from affiliates	5,840,039	1,770,980	1	(7,611,019)	-
Intercompany investments	102,214	51,500	2	(153,714)	-
Total assets	$7,585,060	$2,405,879			$2,226,206

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Notes payable – related parties	$1,699,241	$-			$1,699,241
Current maturities of long-term debt	67,819	1,090			68,909
Accounts payable	2,386,137	1,413,156			3,799,293
Check drawn in excess of bank balance	-	1,726			1,726
Accrued liabilities	29,730	91,358			121,088
Income taxes payable	-	-			-
Accrued royalties payable	168,750	39,005			207,755
Deferred franchise fee income	-	118,750			118,750
Total current liabilities	4,351,677	1,665,085			6,016,762

Long-term debt, less current maturities	1,306,526	(1,200,000)			106,526
Due to affiliates	829,784	6,781,235	1	(7,611,019)	-
Total liabilities	6,487,987	7,246,320			6,123,288

Shareholders’ equity (deficit):	1,097,073	(4,859,040)	2	153,714	(3,915,681)
Noncontrolling interest	-	18,599			18,599
Total assets	$7,585,060	$2,405,879			$2,226,206

1. To eliminate intercompany due to/from accounts
2. To eliminate intercompany investment

Note 13. Pro Forma Financial Information (continued)

The Original Soupman, Inc. and Subsidiaries and Soup Kitchen International, Inc.
Notes to the Consolidated Financial Statements
From inception (March 24, 2009) through December 31, 2009
Pro Forma Statement of Operations
For the year ended December 31, 2008

	Soup Kitchen International	Subsidiaries		Eliminating	Consolidated
				Entries
Revenues:
Soup Sales	$4,532,053	$363,113			$4,895,166
Franchise Fees	-	25,000			25,000
Royalties	-	364,583	1	(48,952)	315,631
Total Revenues	4,532,053	752,696			5,235,797

Cost of Goods Sold
Cost of Goods Sold	3,780,188	259,090			4,039,278
Total Cost of Goods Sold	3,780,188	259,090			4,039,278

Gross Profit	751,865	493,606			1,196,519

OPERATING EXPENSES
Sales and Marketing	692,945	12,694			705,639
Depreciation and Amortization	269,761	15,090			284,851
Royalties Expense	273,952	-	1	(48,952)	225,000
Payroll Expenses and Benefits	1,168,849	898,926			2,067,775
Other General and Administrative	3,145,368	211,754			3,357,122
Total Operating Expenses	5,550,875	1,138,464			6,640,387

Net Loss from Operations	(4,799,010)	(644,858)			(5,443,868)

OTHER INCOME (EXPENSE)
Impairment Expense	-	-			-
Other Income	34,514	5,446			39,960
Gain on sale of fixed asset	-	-			-
Loss on disposals of fixed asset	(7,010)	-			(7,010)
Bad debt expense	(793,460)	(36,010)			(829,470)
Interest Income	1,266	-			1,266
Interest Expense	(159,110)	-			(159,110)
Total Other Income (Expense)	(923,800)	(30,564)			(954,364)

Net Loss before taxes and discontinued operations	(5,722,810)	(675,422)			(6,398,232)

Income Tax Benefit (Expense)	(1,400)	(1,576)			(2,976)
Net Loss from continuing operations	(5,724,210)	(676,998)			(6,401,208)

Loss from discontinued operations	-	(209,904)			(209,904)
Gain/(loss) on sale of discontinued operations	-	(146,392)			(146,392)

Net Loss	(5,724,210)	(1,033,294)		-	(6,757,504)
Net Loss attributable to non-controlling interest	-	47,351			47,351

Net Loss attributable to controlling interest	$(5,724,210)	$(985,943)		-	$(6,710,153)

1. To eliminate intercompany royalties